                                                                   EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 31, 2000 appearing on page F-2 of First SunAmerica Life Insurance Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.



PricewaterhouseCoopers LLP
Woodland Hills, California
December 8, 2000